Exhibit 1.01

Conflict Minerals Report of Woodward, Inc.

For the reporting period from January 1, 2015 to December 31, 2015

This Conflict Minerals Report (the “Report”) of Woodward, Inc. (the “Company,” “Woodward,” “we,” “us” or “our”) has been prepared pursuant to Rule 13p-1 and Form SD (“Form SD”) promulgated under the Securities Exchange Act of 1934 (the “Exchange Act”) for the reporting period January 1, 2015 to December 31, 2015 (the “Reporting Period”).

Rule 13p-1, through Form SD, requires the disclosure of certain information if a company manufactures or contracts to manufacture products for which certain conflict minerals (as defined below) are necessary to the functionality or production of such products. As defined in Form SD, and as used herein, “conflict minerals” means: (i)(a) columbite-tantalite (or coltan), (b) cassiterite, (c) gold and (d) wolframite, or their derivatives, which are currently limited to tantalum, tin and tungsten; or (ii) any other mineral or its derivatives determined by the U.S. Secretary of State to be financing conflict in the Democratic Republic of the Congo or an “adjoining country” as defined in Form SD (collectively, the “Covered Countries”).

Woodward’s Manufactured and Contracted-to-Manufacture Products

Woodward, including our consolidated subsidiaries, manufactures, or contracts to manufacture, products for which conflict minerals are necessary to the functionality or production of those products. We provide energy control and optimization solutions for the aerospace and industrial markets through the precise and efficient control of fluid and electrical energy, combustion, and motion. Our key focus areas within the aerospace market are propulsion system control solutions for turbine powered aircraft, actuation systems and motion control solutions. Specific products include fuel pumps, metering units, actuators, air valves, specialty valves, fuel nozzles, and thrust reverser actuation systems for turbine engines and nacelles; as well as flight deck controls (auto throttles, rudder pedal assembles, flight control assemblies), actuators, servocontrols, motors and sensors for aircraft. Within the industrial market, our key focus areas are control solutions for equipment that produce electricity using conventional or renewable energy sources; solutions for the control of power quality, distribution and storage on the electrical grid; and control solutions for power equipment used in the extraction, distribution and conversion of renewable and fossil fuels in marine, mobile, and industrial equipment applications. Specific products include power converters, actuators, valves, pumps, injectors, solenoids, ignition systems, governors, electronics and devices that measure, communicate and protect low and medium voltage electrical distribution systems.

The Company’s Due Diligence Process

The Company’s due diligence measures have been designed to conform to the framework in the Organisation for Economic Co-operation and Development’s (“OECD”), “OECD Due Diligence Guidance for Responsible Supply Chain of Minerals from Conflict-Affected and High Risk Areas,” Second Edition, including applicable supplements thereto (the “OECD Guidelines”).

Woodward has implemented or is addressing each of the steps in the OECD 5-step due diligence framework as discussed or referenced below:

1.	Establish strong company management systems

A.	Company conflict minerals policy

Woodward has developed and adopted a conflict minerals policy, Policy 9-14, Conflict Minerals (the “Conflict Minerals Policy”). The Conflict Minerals Policy affirms that the Company takes our corporate responsibility with respect to responsible sourcing seriously and that it is the Company’s goal only to use in our products conflict minerals that are sourced responsibly. The Conflict Minerals Policy provides that Woodward will take appropriate measures to ensure participants in our global supply chain exercise due diligence and comply with reporting and other compliance requirements with respect to the items Woodward procures from them. The policy is publicly available as a document link at http://www.woodward.com/SocialResponsibility.aspx. The policy is formally reviewed at least annually per corporate policy requirements to determine if any revisions or enhancements are required to maintain compliance with the letter and the intent of the law. No changes were made to Woodward’s Conflict Minerals Policy as the result of its review in 2015.

B.	Internal management structure

The Conflict Minerals Policy designates the Corporate Vice President of Global Supply Chain as responsible for ensuring our compliance with conflict minerals reporting requirements. Woodward’s Corporate Director, Global Trade Compliance & Associate General Counsel, serves as an advisor on conflict minerals compliance. Conflict minerals have also been a topic of discussion and review at Board of Directors meetings since September 2012.

The Company has established an internal team to manage conflict minerals engagement with our suppliers. Woodward assigned our Global Supply Chain (“GSC”) with the responsibility for conflict minerals compliance. The GSC’s Business Integration Group has been designated as the focal point for the compliance efforts, as that group has responsibility for GSC business systems, procedures, and compliance with government regulations. Woodward is subject to numerous product material compliance (“PMC”) regulations, including conflict minerals, which require enterprise-wide system and compliance processes and integrated process teams to achieve regulatory compliance requirements and social responsibility goals. The project manager and a product material compliance core team (together the “Core Team”), with other members assigned from the GSC’s Business Integration Group, and with counsel from the Legal & Compliance Department, are the Company’s team of subject matter experts and implementers. The GSC is responsible for reaching out to the Company’s supply base on an ongoing basis to collect information, including EICC / GeSI Conflict Minerals Reporting Templates (“CMRT”), regarding the presence and sourcing of conflict minerals in the products supplied to the Company. The Global Supplier Managers (commodity managers) within the GSC have also provided focused support as required. These actions have aligned existing strategic and organizational structures to address the due diligence and reporting requirements of the SEC Final Rule.

In addition, Woodward’s product material compliance activity, including conflict minerals, is chartered as a formal project to provide an established framework for the continuing evolution of an enterprise-wide set of material compliance processes and standard work. The project is under the sponsorship of an Executive Committee comprised of the Corporate Vice President of Global Supply Chain, Corporate Vice President of Information Technology, and the Corporate Vice President, General Counsel, Corporate Secretary and Chief Compliance Officer. The product material compliance project manager provides status updates and receives executive project guidance on a once per quarter basis. The project also has a Steering Committee, which serves as a liaison between the core team and Woodward’s business groups. The Steering Committee consists of a Vice-President from each Woodward business group and a director from each of Woodward’s Global Support Services organizations. This additional structure enhances the guidance, awareness and execution of compliance and compliance support requirements throughout the enterprise. The Core Team met with the Executive Committee three times and the Steering Committee twice in 2015 to provide project status and obtain strategic guidance. The Core Team, along with our PMC software application solution provider, will transform our existing capabilities into the required PMC capabilities and oversight to achieve our goals.

C.	System of controls and transparency over the mineral supply chain

Our existing business systems, WISE and SAP, provide controls over our supply chain. They currently provide:

•	Identification of the end item products we provide to each of our customers;

•	Shipping transaction history, to assist in bounding our sales/shipments by calendar year as required by the SEC Final Rule;

•	A bill of material (“BOM”) identifying all of the components and materials in each of our end item products;

•	A purchasing history of each of our purchased components and raw materials and the identification of the suppliers used for these purchases;

•	A receiving inspection function that accepts or rejects purchased components and raw materials based upon whether the purchased items meet or do not meet the specification requirements (including specified material requirements) of the associated drawing or other specification documents. This is accomplished by a combination of direct measurements / inspections of the actual parts, or by reviewing the existence and completeness of formal supplier certifications to selected specifications, such as certifying proper use of specified aluminum or steel specifications.

We are currently working to implement a software application to automate much of the Company’s product materials compliance efforts. In addition, Woodward continues to maintain full membership with the Aerospace Industries Association (“AIA”), and the IPC – the Association Connecting Electronics Industries. We also became a member of the Conflict Free Sourcing Initiative (“CFSI”) in late 2015.

D.	Strengthen Company engagement with suppliers

The Company is committed to conducting business in a socially responsible manner and is determined to partner with suppliers who are similarly committed. Woodward has and continues to significantly enhance its engagement with its suppliers regarding conflict minerals requirements. Our purchase order and supplier agreement terms and conditions were modified in mid-2013 to require our suppliers to support our conflict minerals reporting. Woodward continued to revise supplier contract terms and conditions in 2015 with the goal of obtaining full material disclosure (substance, content-by-weight, raw material smelter sources) to increase the traceability of materials from each supplier.

By accepting a Woodward purchase order or a purchase release to a supplier agreement, a seller to Woodward:

“…warrants and certifies that it complies with Section 1502 of the Dodd Frank Act and the Conflict Minerals Regulations and Final Rules issued by the U.S. Securities and Exchange Commission, and any subsequent rules and regulations related thereto (“Conflict Minerals Regulations”), and has implemented compliant processes to ensure its suppliers are in compliance with the Conflict Minerals Regulations.

Where Seller does not have direct and formal reporting requirements under the Conflict Minerals Regulations, and upon request by Buyer, Seller agrees to provide due diligence and Responsible Country of Origin Inquiry (“RCOI”) information under this Agreement to Buyer in support of Buyer’s reporting requirements (the “RCOI Requirements”). Further, Seller shall promptly comply with all requests by Buyer to provide documentation, and other substantiating data and assurances with respect to its compliance with Conflict Minerals Regulations and the RCOI Requirements as Buyer may deem necessary from time to time. In the event: (a) Buyer deems Seller is not in compliance with the Conflict Minerals Regulations or the RCOI Requirements, (b) Buyer is not satisfied with the outcome of any review of Seller documentation and/or data or otherwise, or (c) Seller does not provide the documentation, other data and/or other further assurances to Buyer as requested by Buyer, Buyer shall have the right to terminate this any Order or any portion thereof without penalty or further liability to Seller.”

In 2015, Woodward conducted numerous one-on-one contact sessions with suppliers to address their inquiries and provide guidance where needed. Development of formal supplier training courses continues and determination of appropriate Woodward course delivery methods are under discussion.

E.	Establish a company level, or industry-wide, grievance mechanism as an early warning risk-awareness system

Woodward has a comprehensive ethics awareness compliance policy, annual training and contact mechanisms for members’ concerns or ethics grievances. This allows and encourages members to either contact their leader, or anyone in a leadership position, Human Resources, the Company’s Chief Compliance Officer, any other Company Officer, any member of the Company’s Board of Directors, or a hotline / ethics help line (both telephonic and web based) that is managed by an externally contracted agency, which allows for anonymous input if a reporting member so chooses. The details are described in Woodward Policy 01-14 – Woodward Code of Business Conduct and Ethics and in the annual member and leader ethics trainings. Investigations of alleged violations are handled by a Company level Business Conduct Oversight Committee and by the Audit Committee of the Board of Directors.

Direct suppliers to Woodward may contact their Global Supplier Manager at Woodward for resolution if they believe elements of Woodward direction may cause them to be noncompliant with Woodward’s stated social responsibility goals and compliance requirements. Woodward GSC members are also available to help our direct suppliers with compliance issues they may have with their suppliers regarding our flow down contract requirements. Suppliers’ conflict minerals representatives may also contact Woodward’s product material compliance project manager, who will facilitate the appropriate guidance or resolution regarding such issues. In late 2015, the Woodward Core Team began to consider the feasibility of incorporating social responsibility matters such as conflict minerals compliance into our existing ethics and compliance infrastructure.

2.	Identify and assess risks in the supply chain

Woodward is a downstream manufacturer. As such, Woodward does not control the origin or composition of many of the materials provided by our suppliers. Consequently, we ask our suppliers to inquire, identify, and conduct data collection and due diligence activities, which in turn are fundamental elements of our due diligence activities. Woodward conducts analyses of the data collected from our first-tier suppliers for accuracy and completeness in order to identify and assess of risks in the Woodward supply chain. This includes:

•	The initial smelter checklist analysis contained in the CMRT

•	The comparison of supplier smelter identities to the current Conflict-Free Sourcing Initiative (“CFSI”) smelter database, which is available via Woodward’s membership in the CFSI

•	The indirect analysis support Woodward has acquired as a result of submitting interim roll-up CMRTs to our customers and receiving analysis results from the various software applications they use

In 2015, Woodward started (on a manual basis) to use both the publicly available CFSI smelter and refiner list, and the CFSI compliance and country of origin databases available through our CFSI membership. Woodward intends to compare RCOI results to information collected via independent smelter identification and conflict free smelter validation programs such as the Department of Commerce smelter identification list, the EICC / GeSI CFSI program, sources certified to the Fairtrade Standard for Gold and Precious Metals and source assessment information from the London Bullion Market Association.

For suppliers’ smelter inputs that are still undetermined (i.e., the source has not been confirmed as a smelter, or its conflict-free sourcing status has not been identified through the above validation programs), Woodward, in 2015, obtained additional validation data from select customers who have software applications in place and who receive our interim roll-up CMRTs. We are also acquiring independent input on our suppliers’ non-CFSI-identified smelters from a software applications solution provider that has compiled an extensive SOR database.

There is significant overlap between our RCOI efforts and our due diligence measures performed. Our RCOI process is described in our Form SD.

3.	Design and implement a strategy to respond to identified risks

A.	Report findings of the supply chain risk assessment, including conflict minerals compliance, to the designated senior management of the Company

In addition to the product material compliance project core team quarterly reporting to its Executive and Steering Committees as identified in 1B above, in 2015 Woodward conducted numerous one-on-one supplier contacts and performing several assessments on supplier-provided SOR data as described in the Woodward Calendar Year 2015 Due Diligence Results section of this Conflict Minerals Report.

•	Woodward conducts monthly supplier reviews by commodity grouping with the Corporate Vice President of Global Supply Chain and the commodity directors.

•	The periodic reviews conducted by each business group president include a review of supply chain issues for that business group.

•	A strategic planning review and a mid-year review are presented by the corporate executive staff to the Company’s Chief Executive Officer and the Company’s Chief Financial Officer to provide, at the highest level of management, strategic oversight of our supply chain strategies and performance.

B.	Devise and adopt a risk management plan

Woodward has several formal procedures and tools relative to risk management that form a solid foundation for our planned improvement actions to incorporate specific conflict minerals aspects of risk management. These existing procedures include but are not limited to our supplier approval process, our purchasing procedures, our purchase order and supplier agreement terms and conditions (described in Due Diligence section 1D above), our supplier registration portal and our Parts Transition Process, and possible software solutions.

C.	Implement the risk mitigation plan

Woodward is continuing to develop a risk management and mitigation plan providing for actions to be taken should Woodward determine if any conflict minerals are sourced from conflict-affected areas of Covered Countries.

D.	Undertake additional fact finding and risk assessments for risks requiring mitigation, or after a change in circumstances

In 2015, Woodward engaged in additional fact finding and risk assessments to identify risks requiring mitigation or after a change in circumstances. These activities are described above. The enhanced inquiry and assessment activities discussed for RCOI in our Form SD also provide additional and refined findings for risk identification and assessment. These activities are discussed in the RCOI Improvement Actions Continuing or Planned section, item 2.

4.	Carry out independent third-party audits of supply chain due diligence at identified points in the supply chain

Woodward is significantly downstream in the supply chain from smelters and refiners. In order to obtain smelter and refiner information, Woodward seeks information from our upstream suppliers and from third party data aggregating services. Woodward joined the EICC/ GeSI CFSI in late 2015 to leverage the CFSI Conflict Free Smelter audit program and the resulting audit data from that program. We will also leverage any equivalent audit data that may be obtained through Woodward’s memberships in the AIA and IPC.

5.	Report annually on supply chain due diligence

The Form SD is posted as one of our many required SEC filings as a document link at http://www.woodward.com/secfilings.aspx. The Conflict Minerals Report, when required, is also posted as a document link at http://www.woodward.com/SocialResponsibility.aspx. These postings are completed within one business week of the filing of these documents with the SEC. Also in compliance with the SEC Final Rule, Woodward’s Conflict Minerals Policy, Policy 09-14, is posted as a document link at http://www.woodward.com/SocialResponsibility.aspx. Woodward has published a Sustainability Report, which summarizes our Conflict Minerals Policy and provides the context of conflict minerals compliance and objectives within our overall sustainability goals, initiatives and practices. The Sustainability Report is available as a document link at http://www.woodward.com/SocialResponsibility.aspx.

Woodward Calendar Year 2015 Due Diligence Results

Woodward Conflict Minerals Data Requests and Supplier Responses (the Due Diligence in Acquiring Supplier Data)

Woodward sent its initial 2015 data request to 2623 suppliers on June 10, 2015, requesting CMRTs and the contact data for both their Conflict Minerals point of contact (“POC”) and their overall materials compliance POC. These represented Woodward’s direct suppliers with spend between November 1, 2014 and May 31, 2015. We also requested that suppliers identify if they had a parent company, their parent company contact data if applicable, and whether their conflict minerals reporting was from a corporate or business group level. Follow-up inquiries were sent to current non-respondents in August, 2015, November 2015 and March 2016. Three other sets of inquiries were sent during March 2016 to confirm and complete subsidiary relationships for previous CMRT receipts indicating such relationships, and to target suppliers that returned unrecognized e-mail address flag responses to our initial inquiry.

Woodward’s supplier CMRT response status as of April 1, 2016 was:

Total # of Supplier records – 2623

Total # of emails sent – 6242 (includes initial inquiry and all follow-ups to non-respondents)

Total # of supplier responses – 1571 (59.9%)

Total # of CMRTs received – 1230 (46.7%)

Total # of valid CMRTs received – 1090 (“valid” indicates Excel file CMRT with no checker-tab-indicated errors) (41.6%)

Total # of CMRTs received at version 4.0 or higher – 438 (16.7%)

Woodward generated a supplier report in November 2015 to collect data on any new suppliers with spend since the May 31st cutoff of the prior report, thereby completing our supplier inquiry database for calendar year 2015. Forty additional suppliers identified by that report were sent their initial CMRT requests in early April, 2016.

We also sent requests in early April, 2016 to the 900 suppliers who provided us pre-version 4.0 CMRTs, requesting them to update their information to the version 4.01b template.

Supplier Response Assessment (Smelter Determination Due Diligence)

Using the publicly available CFSI smelter and refiner reference list contained in the CMRT template, Woodward manually generated an integrated roll-up CMRT from a subset of the received supplier company level CMRTs. This resulted in the 267 smelters or refiners (“SOR”) with CFSI identification numbers listed in the table below who provide through our supply chain conflict minerals used in Woodward’s products:

Metal (*)	Smelter Name (*)	Smelter Country (*)	Smelter Identification
Tungsten	Hunan Chenzhou Mining Co., Ltd.	CHINA	CID000766
Tin	Elmet S.L.U. (Metallo Group)	SPAIN	CID002774
Tin	Metallo-Chimique N.V.	BELGIUM	CID002773
Tungsten	Hydrometallurg, JSC	RUSSIAN FEDERATION	CID002649
Tantalum	KEMET Blue Powder	UNITED STATES	CID002568
Tantalum	Global Advanced Metals Aizu	JAPAN	CID002558
Tantalum	Global Advanced Metals Boyertown	UNITED STATES	CID002557
Tantalum	Plansee SE Reutte	AUSTRIA	CID002556
Tantalum	H.C. Starck Smelting GmbH & Co.KG	GERMANY	CID002550
Tantalum	H.C. Starck Ltd.	JAPAN	CID002549
Tantalum	H.C. Starck Inc.	UNITED STATES	CID002548
Tantalum	H.C. Starck Hermsdorf GmbH	GERMANY	CID002547
Tantalum	H.C. Starck GmbH Laufenburg	GERMANY	CID002546
Tantalum	H.C. Starck GmbH Goslar	GERMANY	CID002545
Tantalum	H.C. Starck Co., Ltd.	THAILAND	CID002544
Tungsten	Nui Phao H.C. Starck Tungsten Chemicals Manufacturing LLC	VIET NAM	CID002543
Tungsten	H.C. Starck Smelting GmbH & Co. KG	GERMANY	CID002542
Tungsten	H.C. Starck GmbH	GERMANY	CID002541
Tantalum	Plansee SE Liezen	AUSTRIA	CID002540
Tantalum	KEMET Blue Metals	MEXICO	CID002539
Tungsten	Pobedit, JSC	RUSSIAN FEDERATION	CID002532

Tungsten	Ganxian Shirui New Material Co., Ltd.	CHINA	CID002531
Tin	PT Inti Stania Prima	INDONESIA	CID002530
Tin	O.M. Manufacturing Philippines, Inc.	PHILIPPINES	CID002517
Tungsten	Chenzhou Diamond Tungsten Products Co., Ltd.	CHINA	CID002513
Tantalum	Jiangxi Dinghai Tantalum & Niobium Co., Ltd.	CHINA	CID002512
Tantalum	FIR Metals & Resource Ltd.	CHINA	CID002505
Tin	PT ATD Makmur Mandiri Jaya	INDONESIA	CID002503
Tin	Melt Metais e Ligas S/A	BRAZIL	CID002500
Tungsten	Ganzhou Seadragon W & Mo Co., Ltd.	CHINA	CID002494
Tungsten	Jiangxi Richsea New Materials Co., Ltd.	CHINA	CID002493
Tantalum	Hengyang King Xing Lifeng New Materials Co., Ltd.	CHINA	CID002492
Tin	Magnu’s Minerais Metais e Ligas Ltda.	BRAZIL	CID002468
Tungsten	Jiangxi Gan Bei Tungsten Co., Ltd.	CHINA	CID002321
Tungsten	Xiamen Tungsten (H.C.) Co., Ltd.	CHINA	CID002320
Tungsten	Malipo Haiyu Tungsten Co., Ltd.	CHINA	CID002319
Tungsten	Jiangxi Tonggu Non-ferrous Metallurgical & Chemical Co., Ltd.	CHINA	CID002318
Tungsten	Jiangxi Xinsheng Tungsten Industry Co., Ltd.	CHINA	CID002317
Tungsten	Jiangxi Yaosheng Tungsten Co., Ltd.	CHINA	CID002316
Tungsten	Ganzhou Jiangwu Ferrotungsten Co., Ltd.	CHINA	CID002315
Gold	Umicore Precious Metals Thailand	THAILAND	CID002314
Tungsten	Jiangxi Minmetals Gao’an Non-ferrous Metals Co., Ltd.	CHINA	CID002313
Gold	Guangdong Jinding Gold Limited	CHINA	CID002312
Tantalum	Yichun Jin Yang Rare Metal Co., Ltd.	CHINA	CID002307
Gold	Zijin Mining Group Co., Ltd. Gold Refinery	CHINA	CID002243
Tungsten	Zhuzhou Cemented Carbide Group Co Ltd	CHINA	CID002236
Tantalum	Zhuzhou Cemented Carbide	CHINA	CID002232
Gold	Zhongyuan Gold Smelter of Zhongjin Gold Corporation	CHINA	CID002224
Tin	Yunnan Tin Group (Holding) Company Limited	CHINA	CID002180
Tin	Yunnan Chengfeng Non-ferrous Metals Co., Ltd.	CHINA	CID002158
Gold	Yokohama Metal Co., Ltd.	JAPAN	CID002129
Gold	Yamamoto Precious Metal Co., Ltd.	JAPAN	CID002100
Tungsten	Xinhai Rendan Shaoguan Tungsten Co., Ltd.	CHINA	CID002095
Tungsten	Xiamen Tungsten Co., Ltd.	CHINA	CID002082
Tungsten	Wolfram Company CJSC	RUSSIAN FEDERATION	CID002047
Tungsten	Wolfram Bergbau und Hütten AG	AUSTRIA	CID002044
Tin	White Solder Metalurgia e Mineração Ltda.	BRAZIL	CID002036
Gold	Western Australian Mint trading as The Perth Mint	AUSTRALIA	CID002030
Gold	Western Australian Mint trading as The Perth Mint	AUSTRALIA	CID002030
Tungsten	Vietnam Youngsun Tungsten Industry Co., Ltd.	VIET NAM	CID002011
Gold	Valcambi SA	SWITZERLAND	CID002003
Gold	United Precious Metal Refining, Inc.	UNITED STATES	CID001993
Gold	Umicore SA Business Unit Precious Metals Refining	BELGIUM	CID001980
Gold	Umicore Brasil Ltda.	BRAZIL	CID001977
Tantalum	Ulba Metallurgical Plant JSC	KAZAKHSTAN	CID001969
Gold	Torecom	KOREA, REPUBLIC OF	CID001955
Gold	Tongling Nonferrous Metals Group Co., Ltd.	CHINA	CID001947
Gold	Tokuriki Honten Co., Ltd.	JAPAN	CID001938
Gold	The Refinery of Shandong Gold Mining Co. Ltd	CHINA	CID001916
Gold	The Great Wall Gold and Silver Refinery of China	CHINA	CID001909
Tin	Thaisarco	THAILAND	CID001898
Tantalum	Telex Metals	UNITED STATES	CID001891
Tungsten	Tejing (Vietnam) Tungsten Co., Ltd.	VIET NAM	CID001889
Gold	Tanaka Kikinzoku Kogyo K.K.	JAPAN	CID001875
Tantalum	Taki Chemicals	JAPAN	CID001869
Gold	Sumitomo Metal Mining Co., Ltd.	JAPAN	CID001798
Tantalum	Solikamsk Magnesium Works OAO	RUSSIAN FEDERATION	CID001769
Gold	Solar Applied Materials Technology Corp.	TAIWAN	CID001761

Tin	Soft Metais Ltda.	BRAZIL	CID001758
Gold	SOE Shyolkovsky Factory of Secondary Precious Metals	RUSSIAN FEDERATION	CID001756
Gold	So Accurate Group, Inc.	UNITED STATES	CID001754
Gold	Sichuan Tianze Precious Metals Co., Ltd.	CHINA	CID001736
Tantalum	Shanghai Jiangxi Metals Co. Ltd	CHINA	CID001634
Gold	Shandong Zhaojin Gold & Silver Refinery Co., Ltd.	CHINA	CID001622
Gold	Shandong Tiancheng Biological Gold Industrial Co., Ltd.	CHINA	CID001619
Gold	SEMPSA Joyería Platería SA	SPAIN	CID001585
Gold	Schone Edelmetaal B.V.	NETHERLANDS	CID001573
Gold	SAMWON METALS corp.	KOREA, REPUBLIC OF	CID001562
Gold	Samduck Precious Metals	KOREA, REPUBLIC OF	CID001555
Gold	Sabin Metal Corp.	UNITED STATES	CID001546
Tin	Rui Da Hung	TAIWAN	CID001539
Gold	Royal Canadian Mint	CANADA	CID001534
Tantalum	RFH Tantalum Smeltry Co., Ltd.	CHINA	CID001522
Gold	Rand Refinery (Pty) Ltd.	SOUTH AFRICA	CID001512
Tantalum	QuantumClean	UNITED STATES	CID001508
Gold	PX Précinox SA	SWITZERLAND	CID001498
Tin	PT Yinchendo Mining Industry	INDONESIA	CID001494
Tin	PT Tinindo Inter Nusa	INDONESIA	CID001490
Tin	PT Pelat Timah Nusantara Tbk	INDONESIA	CID001486
Tin	PT Timah (Persero) Tbk Mentok	INDONESIA	CID001482
Tin	PT Tambang Timah	INDONESIA	CID001477
Tin	PT Supra Sukses Trinusa	INDONESIA	CID001476
Tin	PT Sumber Jaya Indah	INDONESIA	CID001471
Tin	PT Stanindo Inti Perkasa	INDONESIA	CID001468
Tin	PT Seirama Tin Investment	INDONESIA	CID001466
Tin	PT Sariwiguna Binasentosa	INDONESIA	CID001463
Tin	PT Refined Bangka Tin	INDONESIA	CID001460
Tin	PT Prima Timah Utama	INDONESIA	CID001458
Tin	PT Panca Mega Persada	INDONESIA	CID001457
Tin	PT Mitra Stania Prima	INDONESIA	CID001453
Tin	PT Koba Tin	INDONESIA	CID001449
Tin	PT Karimun Mining	INDONESIA	CID001448
Tin	PT HP Metals Indonesia	INDONESIA	CID001445
Tin	PT Fang Di MulTindo	INDONESIA	CID001442
Tin	PT Eunindo Usaha Mandiri	INDONESIA	CID001438
Tin	PT DS Jaya Abadi	INDONESIA	CID001434
Tin	PT Bukit Timah	INDONESIA	CID001428
Tin	PT BilliTin Makmur Lestari	INDONESIA	CID001424
Tin	PT Belitung Industri Sejahtera	INDONESIA	CID001421
Tin	PT Bangka Tin Industry	INDONESIA	CID001419
Tin	PT Bangka Timah Utama Sejahtera	INDONESIA	CID001416
Tin	PT Bangka Putra Karya	INDONESIA	CID001412
Tin	PT Bangka Kudai Tin	INDONESIA	CID001409
Tin	PT Babel Surya Alam Lestari	INDONESIA	CID001406
Tin	PT Babel Inti Perkasa	INDONESIA	CID001402
Tin	PT Artha Cipta Langgeng	INDONESIA	CID001399
Gold	PT Aneka Tambang (Persero) Tbk	INDONESIA	CID001397
Tin	PT Alam Lestari Kencana	INDONESIA	CID001393
Gold	Prioksky Plant of Non-Ferrous Metals	RUSSIAN FEDERATION	CID001386
Tantalum	Plansee	AUSTRIA	CID001368
Gold	Penglai Penggang Gold Industry Co., Ltd.	CHINA	CID001362
Gold	PAMP SA	SWITZERLAND	CID001352
Tin	Operaciones Metalurgical S.A.	BOLIVIA	CID001337
Gold	OJSC Kolyma Refinery	RUSSIAN FEDERATION	CID001328
Gold	OJSC “The Gulidov Krasnoyarsk Non-Ferrous Metals Plant” (OJSC Krastsvetmet)	RUSSIAN FEDERATION	CID001326

Gold	Ohura Precious Metal Industry Co., Ltd.	JAPAN	CID001325
Gold	Ohio Precious Metals, LLC	UNITED STATES	CID001322
Tin	O.M. Manufacturing (Thailand) Co., Ltd.	THAILAND	CID001314
Tin	Novosibirsk Integrated Tin Works	RUSSIAN FEDERATION	CID001305
Tantalum	Ningxia Orient Tantalum Industry Co., Ltd.	CHINA	CID001277
Gold	Nihon Material Co., Ltd.	JAPAN	CID001259
Gold	Navoi Mining and Metallurgical Combinat	UZBEKISTAN	CID001236
Tin	Nankang Nanshan Tin Manufactory Co., Ltd.	CHINA	CID001231
Gold	Nadir Metal Rafineri San. Ve Tic. A.Ş.	TURKEY	CID001220
Gold	Moscow Special Alloys Processing Plant	RUSSIAN FEDERATION	CID001204
Tantalum	Molycorp Silmet A.S.	ESTONIA	CID001200
Gold	Mitsui Mining and Smelting Co., Ltd.	JAPAN	CID001193
Tantalum	Mitsui Mining & Smelting	JAPAN	CID001192
Tin	Mitsubishi Materials Corporation	JAPAN	CID001191
Gold	Mitsubishi Materials Corporation	JAPAN	CID001188
Tin	Minsur	PERU	CID001182
Tantalum	Mineração Taboca S.A.	BRAZIL	CID001175
Tin	Mineração Taboca S.A.	BRAZIL	CID001173
Tantalum	Metallurgical Products India Pvt., Ltd.	INDIA	CID001163
Gold	Metalor USA Refining Corporation	UNITED STATES	CID001157
Gold	Metalor Technologies	SWITZERLAND	CID001153
Gold	Metalor Technologies (Singapore) Pte., Ltd.	SINGAPORE	CID001152
Gold	Metalor Technologies (Hong Kong) Ltd.	CHINA	CID001149
Tin	Metallo Chimique	BELGIUM	CID001143
Gold	Matsuda Sangyo Co., Ltd.	JAPAN	CID001119
Gold	Materion	UNITED STATES	CID001113
Tin	Malaysia Smelting Corporation (MSC)	MALAYSIA	CID001105
Gold	Luoyang Zijin Yinhui Gold Refinery Co., Ltd.	CHINA	CID001093
Gold	LS-NIKKO Copper Inc.	KOREA, REPUBLIC OF	CID001078
Tantalum	LSM Brasil S.A.	BRAZIL	CID001076
Tin	Liuzhou China Tin	CHINA	CID001070
Tin	Linwu Xianggui Ore Smelting Co., Ltd.	CHINA	CID001063
Gold	Lingbao Jinyuan Tonghui Refinery Co., Ltd.	CHINA	CID001058
Gold	Lingbao Gold Company Limited	CHINA	CID001056
Gold	L’azurde Company For Jewelry	SAUDI ARABIA	CID001032
Gold	Kyrgyzaltyn JSC	KYRGYZSTAN	CID001029
Gold	Korea Metal Co., Ltd.	KOREA, REPUBLIC OF	CID000988
Gold	Kojima Chemicals Co., Ltd.	JAPAN	CID000981
Tantalum	King-Tan Tantalum Industry Ltd.	CHINA	CID000973
Gold	Kennecott Utah Copper LLC	UNITED STATES	CID000969
Tungsten	Kennametal Fallon	UNITED STATES	CID000966
Gold	Kazzinc	KAZAKHSTAN	CID000957
Tin	Gejiu Kai Meng Industry and Trade LLC	CHINA	CID000942
Gold	JX Nippon Mining & Metals Co., Ltd.	JAPAN	CID000937
Gold	JSC Uralelectromed	RUSSIAN FEDERATION	CID000929
Gold	JSC Ekaterinburg Non-Ferrous Metal Processing Plant	RUSSIAN FEDERATION	CID000927
Gold	Johnson Matthey Limited	CANADA	CID000924
Gold	Asahi Refining USA Inc.	UNITED STATES	CID000920
Tantalum	Jiujiang Tanbre Co., Ltd.	CHINA	CID000917
Tantalum	JiuJiang JinXin Nonferrous Metals Co., Ltd.	CHINA	CID000914
Tungsten	Ganzhou Huaxing Tungsten Products Co., Ltd.	CHINA	CID000875
Tungsten	Ganzhou Non-ferrous Metals Smelting Co., Ltd.	CHINA	CID000868
Tin	Jiangxi Nanshan	CHINA	CID000864
Gold	Jiangxi Copper Company Limited	CHINA	CID000855
Tungsten	Japan New Metals Co., Ltd.	JAPAN	CID000825

Gold	Japan Mint	JAPAN	CID000823
Gold	Istanbul Gold Refinery	TURKEY	CID000814
Gold	Ishifuku Metal Industry Co., Ltd.	JAPAN	CID000807
Gold	Inner Mongolia Qiankun Gold and Silver Refinery Share Company Limited	CHINA	CID000801
Gold	Hwasung CJ Co., Ltd.	KOREA, REPUBLIC OF	CID000778
Tungsten	Hunan Chunchang Nonferrous Metals Co., Ltd.	CHINA	CID000769
Gold	Hunan Chenzhou Mining Co., Ltd.	CHINA	CID000767
Tungsten	Hunan Chenzhou Mining Co., Ltd.	CHINA	CID000766
Tin	Huichang Jinshunda Tin Co., Ltd.	CHINA	CID000760
Tantalum	Hi-Temp Specialty Metals, Inc.	UNITED STATES	CID000731
Gold	Heraeus Precious Metals GmbH & Co. KG	GERMANY	CID000711
Tin	Heraeus Precious Metals GmbH & Co. KG	GERMANY	CID000711
Gold	Heraeus Ltd. Hong Kong	HONG KONG	CID000707
Gold	Heimerle + Meule GmbH	GERMANY	CID000694
Tungsten	HC Starck GmbH	GERMANY	CID000683
Gold	Hangzhou Fuchunjiang Smelting Co., Ltd.	CHINA	CID000671
Tantalum	H.C. Starck Group	GERMANY	CID000654
Tantalum	Guangdong Zhiyuan New Material Co., Ltd.	CHINA	CID000616
Tungsten	Global Tungsten & Powders Corp	UNITED STATES	CID000568
Tantalum	Global Advanced Metals	UNITED STATES	CID000564
Tin	Gejiu Zi-Li	CHINA	CID000555
Tin	Gejiu Non-Ferrous Metal Processing Co., Ltd.	CHINA	CID000538
Gold	Gansu Seemine Material Hi-Tech Co., Ltd.	CHINA	CID000522
Tungsten	Fujian Jinxin Tungsten Co., Ltd.	CHINA	CID000499
Gold	OJSC Novosibirsk Refinery	RUSSIAN FEDERATION	CID000493
Tin	Fenix Metals	POLAND	CID000468
Tin	Feinhütte Halsbrücke GmbH	GERMANY	CID000466
Tantalum	F&X Electro-Materials Ltd.	CHINA	CID000460
Tantalum	Exotech Inc.	UNITED STATES	CID000456
Tin	Estanho de Rondônia S.A.	BRAZIL	CID000448
Tin	EM Vinto	BOLIVIA	CID000438
Tantalum	Duoluoshan	CHINA	CID000410
Tin	Dowa	JAPAN	CID000402
Gold	Dowa	JAPAN	CID000401
Gold	DODUCO GmbH	GERMANY	CID000362
Gold	DO SUNG CORPORATION	KOREA, REPUBLIC OF	CID000359
Tungsten	Dayu Weiliang Tungsten Co., Ltd.	CHINA	CID000345
Gold	Daye Non-Ferrous Metals Mining Ltd.	CHINA	CID000343
Gold	Daejin Indus Co., Ltd.	KOREA, REPUBLIC OF	CID000328
Tin	CV United Smelting	INDONESIA	CID000315
Tin	CV Serumpun Sebalai	INDONESIA	CID000313
Tin	CV Nurjanah	INDONESIA	CID000309
Tin	CV Makmur Jaya	INDONESIA	CID000308
Tin	CV JusTindo	INDONESIA	CID000307
Tin	PT Justindo	INDONESIA	CID000307
Tin	CV Gita Pesona	INDONESIA	CID000306
Tin	Cooperativa Metalurgica de Rondônia Ltda.	BRAZIL	CID000295
Tin	Alpha	UNITED STATES	CID000292
Tantalum	Conghua Tantalum and Niobium Smeltry	CHINA	CID000291
Tin	CNMC (Guangxi) PGMA Co., Ltd.	CHINA	CID000278
Gold	Chugai Mining	JAPAN	CID000264
Tungsten	Chongyi Zhangyuan Tungsten Co., Ltd.	CHINA	CID000258
Tin	Jiangxi Ketai Advanced Material Co., Ltd.	CHINA	CID000244
Gold	China National Gold Group Corporation	CHINA	CID000242
Gold	Chimet S.p.A.	ITALY	CID000233
Tungsten	Guangdong Xianglu Tungsten Co., Ltd.	CHINA	CID000218
Tantalum	Changsha South Tantalum Niobium Co., Ltd.	CHINA	CID000211

Gold	Yunnan Copper Industry Co., Ltd.	CHINA	CID000197
Gold	Cendres + Métaux SA	SWITZERLAND	CID000189
Gold	CCR Refinery – Glencore Canada Corporation	CANADA	CID000185
Gold	Caridad	MEXICO	CID000180
Gold	C. Hafner GmbH + Co. KG	GERMANY	CID000176
Gold	Boliden AB	SWEDEN	CID000157
Gold	Bauer Walser AG	GERMANY	CID000141
Gold	Bangko Sentral ng Pilipinas (Central Bank of the Philippines)	PHILIPPINES	CID000128
Gold	Aurubis AG	GERMANY	CID000113
Tungsten	Kennametal Huntsville	UNITED STATES	CID000105
Gold	Atasay Kuyumculuk Sanayi Ve Ticaret A.S.	TURKEY	CID000103
Gold	Asaka Riken Co., Ltd.	JAPAN	CID000090
Gold	Asahi Pretec Corporation	JAPAN	CID000082
Gold	Argor-Heraeus SA	SWITZERLAND	CID000077
Gold	AngloGold Ashanti Córrego do Sítio Mineração	BRAZIL	CID000058
Gold	Almalyk Mining and Metallurgical Complex (AMMC)	UZBEKISTAN	CID000041
Gold	Allgemeine Gold-und Silberscheideanstalt A.G.	GERMANY	CID000035
Gold	Aida Chemical Industries Co., Ltd.	JAPAN	CID000019
Gold	Advanced Chemical Company	UNITED STATES	CID000015
Tungsten	A.L.M.T. TUNGSTEN Corp.	JAPAN	CID000004

We then used CFSI’s SOR compliance status and mine country of origin data available to Woodward as a CFSI member with the following summary results: as of May 10, 2016, of the 267 identified SORs, 239 were eligible for CFSI audit. Another 193 of the SORs were determined by CFSI to be “Compliant” (DRC Conflict Free by audit or by a specific membership), and 12 other SORs are in communication with CFSI for audits. Mine country of origin data is available for only 121 of the 193 Compliant SORs and for 4 other SORs designated as “Active”. Twelve other Compliant SORs were determined to deal only in scrap or recycled material. Sixty Compliant SORs were audited by either the Responsible Jewelry Network or the London Bullion Market Association; mine country of origin data was not provided to CFSI.

In addition, the supplier CMRTs incorporated into the Woodward roll-up listed 1046 entities as smelters but which do not have a current CFSI ID number. This list is being reviewed and submitted to a conflict minerals solution provider with an extensive SOR database for a validity determination and conflict-free status indication, if available.

Smelter or Refiner Mine Country of Origin Results

Collectively, the 121 Compliant and 4 Active SORs source their minerals from the following mine countries of origin:

Argentina	Madagascar
Australia	Malaysia
Austria	Mongolia
Belgium	Myanmar
Bolivia	Namibia
Brazil	Netherlands
Cambodia	Nigeria
Canada	Peru
Chile	Portugal
China	Russia
Colombia	Sierra Leone
Côte D’Ivoire	Singapore
Czech Republic	Slovakia
Djibouti	South Korea
Ecuador	Spain
Egypt	Suriname
Estonia	Switzerland

Ethiopia	Taiwan
France	Thailand
Germany	United Kingdom
Guyana	United States of America
Hungary	Vietnam
India	Zimbabwe
Indonesia
Ireland
Israel
Japan
Kazakhstan
Laos
Luxembourg

Concluding Statement

Woodward continues to make significant year-over-year progress relative to supplier conflict minerals response rates and with data analysis, SOR identification and mine COI through improvements in our due diligence activity and our association memberships. However, since Woodward has not yet achieved a 100% supplier response rate, as virtually all of our supplier responses are at a company level and not yet focused on Woodward specific parts, and because complete SOR conflict status and mine COI data is not yet available from centralized sources specializing in the collection and assessment of such data, Woodward does not have sufficiently complete or discriminating data at this time to confirm the conflict-free or may-not-be-conflict-free status of any of its product families or individual products. Woodward is continuing efforts and progress in 2016 on improvement actions described above, as well as conducting implementation activity on its product material compliance software application.